Exhibit 5.2

May 9, 2019

ReWalk Robotics Ltd. 3 Hatnufa Street, Floor 6 Yokneam Ilit 2069203, Israel

Re: ReWalk Robotics Ltd. – Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as U.S. counsel for ReWalk Robotics Ltd., a company organized under the laws of the State of Israel (the “Company”) in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) pursuant to the United States Securities Act of 1933, as amended (the “Act”), to be filed with the United States Securities and Exchange Commission (the “SEC”) on May 9, 2019, as thereafter amended or supplemented. The Registration Statement relates to the proposed offer and sale by the Company from time to time, as set forth in the prospectus contained in the Registration Statement (the “Prospectus”) and as shall be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to a $75,000,000 aggregate amount of ordinary shares, par value NIS 0.25 per share (“Ordinary Shares”), by the Company, warrants to purchase Ordinary Shares or Debt Securities (the “Warrants”) and debt securities (the “Debt Securities”). The Ordinary Shares underlying the Warrants are referred to herein as the “Warrant Shares” (collectively with the Ordinary Shares, Warrants and Debt Securities, the “Securities”). In addition, the Registration Statement relates to (i) the issuance by the Company of up to 97,496 Ordinary Shares issuable upon the exercise of warrants to purchase the Company’s Ordinary Shares, previously issued by the Company in a public offering on November 1, 2016, and (ii) the resale from time to time by the selling shareholders of up to 277,576 Ordinary Shares. For purposes of this opinion, the terms “Ordinary Shares,” “Warrants,” “Warrant Shares” and “Debt Securities” shall also include any additional Ordinary Shares, Warrants, Warrant Shares and Debt Securities registered by the Company pursuant to Rule 462(b) under the Act, in connection with the Offering contemplated by the Registration Statement (a “462(b) Registration Statement”).

Each series of Debt Securities will be issued under an indenture substantially in the form thereof filed as Exhibit 4.1 to the Registration Statement, as amended or supplemented from time to time (the “Indenture”), between the Company and a trustee named in the applicable Prospectus Supplement (each, a “Trustee”). The Debt Securities will be issued substantially in the form filed thereof filed as Exhibit 4.18 to the Registration Statement. The Warrants will be issued substantially in the form thereof filed as Exhibit 4.17 to the Registration Statement. The Warrants may be issued under warrant agreements, to be dated on or about the first issuance of the applicable Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company, in the form filed as Exhibit 4.16 to the Registration Statement (the “Warrant Agreement”). This opinion letter is rendered pursuant to Item 601(b)(5) of Regulation S-K, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus that forms a part thereof, or any 462(b) Registration Statement, other than as expressly stated herein with respect to the issuance of the Warrants, Warrant Shares and Debt Securities.

May 9, 2019

We have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as we have deemed necessary or appropriate in order to give the opinions expressed herein. We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

Our opinions set forth herein are limited to the laws of the State of New York and we do not express any opinion herein concerning any other laws. Various issues concerning the laws of the State of Israel, including with respect to the authorization of the Warrants and Debt Securities and several matters relating to the Warrant Shares, are addressed in the opinion of Goldfarb Seligman & Co., separately provided to you. We express no opinion with respect to those matters, except as expressly set forth herein, and no opinion may be inferred or implied beyond that expressly stated herein. To the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	when duly authorized by all necessary corporate action and (i) upon the offering and sale of the Warrants and receipt by the Company of the consideration therefor in accordance with the terms of the Warrants and the Warrant Agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and pursuant to any corporate action necessary to authorize and approve the issuance and terms of the Warrants, and (ii) when executed by the Company and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and pursuant to any corporate action necessary to authorize and approve the issuance and terms of the Warrants, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity).

2.	when duly authorized by all necessary corporate action and (i) upon the offering and sale of the Debt Securities and receipt by the Company of the consideration therefor in accordance with the terms of the forms of Warrant, Warrant Agreements and Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and pursuant to any corporate action necessary to authorize and approve the issuance and terms of the Debt Securities, and (ii) when executed by the Company and authenticated and authorized by the Trustee in accordance with the provisions of the Indenture, and duly delivered by or on behalf of the Company against payment therefor in accordance with the Indenture and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and pursuant to any corporate action necessary to authorize and approve the issuance and terms of any Debt Securities (or upon the exercise of any Warrants in accordance with their terms), the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights or by general equitable principles (whether applied by a court of law or equity).

May 9, 2019

With your consent, we have assumed (a) the Registration Statement and any supplements and amendments thereto, will have become effective and will comply with all applicable laws (and will remain effective and in compliance at the time of issuance of any of the Warrants or Debt Securities thereunder), (b) a prospectus supplement describing each class or series of Warrants or Debt Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the SEC, will be timely filed with the SEC and will comply with all applicable laws, (c) the definitive terms of each class or series of Warrants or Debt Securities will have been established in accordance with the authorizing resolutions adopted by the Board (or an authorized committee thereof), the Company’s Articles of Association, and applicable law, (d) that the Warrants, Warrant Agreements, Debt Securities and Indenture will be authorized (including, with respect to the Company, by the Company’s board of directors or an authorized committee thereof, whose resolutions shall be in full force and effect at all times when Warrants or Debt Securities are offered or sold by the Company), executed and delivered by the parties thereto, (e) that the Company is validly existing and has the power to enter into the Warrants, the Warrant Agreements, the Debt Securities and the Indenture under the laws of the State of Israel, (f) that each of the Warrants, the Warrant Agreements, the Debt Securities and the Indenture, upon receipt by the Company of the consideration thereof in accordance with the terms of any relevant arrangement, will be governed by the laws of the State of the New York and will constitute a legally valid and binding obligation of the parties thereto other than the Company, enforceable against such parties in accordance with its respective terms, (g) that the status of the Warrants, the Warrant Agreements, the Debt Securities and the Indenture as a legally valid and binding obligation of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, (h) any Warrants offered under the Registration Statement, and the related Warrant Agreements, will be executed in the forms filed as exhibits to the Registration Statement or incorporated by reference therein, (i) any Debt Securities offered under the Registration Statement and the related Indenture will be executed pursuant to the Indenture and (j) the Warrants and Debt Securities will be issued and sold in compliance with applicable federal and state securities laws or applicable laws or regulations or any agreement or other instrument binding upon the Company.

We have also assumed that with respect to any Debt Securities being issued upon exercise of any Warrants, the applicable Warrants will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance. With respect to any Securities consisting of Ordinary Shares (including Debt Securities), we have further assumed that the Ordinary Shares will be authorized, executed, countersigned by the transfer agent or registrar therefor and delivered by the Company in accordance with applicable laws and sold as contemplated in the Registration Statement.

The opinion set forth in this letter is effective as of the date hereof. We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention. We consent to the filing of this opinion as an exhibit to the Registration Statement and any 462(b) Registration Statement, and to the reference to our firm appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC as part of the Registration Statement, the prospectus that forms a part thereof or any Rule 462(b) Registration Statement.

Very truly yours,

/s/ White & Case LLP

CJD:SL:AC

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